Exhibit 99.1

Gloo Holdings, Inc. Reports First Quarter 2026 Financial Results

Q1 2026 revenue grows 238% year-over-year to $41.5 million, exceeding guidance and analyst consensus1

Adjusted EBITDA improves significantly as Gloo advances toward profitability

Raises fiscal year 2026 Revenue guidance to $195 million

BOULDER, Colorado – June 8, 2026 – Gloo Holdings, Inc. (Nasdaq: GLOO), a leading technology platform for the faith and flourishing ecosystem, today announced financial results for the quarter ended April 30, 2026. The company also gave second quarter revenue and Adjusted EBITDA guidance and raised fiscal year 2026 revenue guidance to $195.0 million.

“AI remains a force multiplier behind our platform, and our focus on applied AI uniquely positions us to deliver greater impact for the faith and flourishing sector,” said Scott Beck, CEO of Gloo. “Our quarterly results show the strategy is working. We delivered another strong quarter that exceeded our guidance and analyst consensus, underscoring our disciplined execution and the trust our customers are placing in us. We continue to add strategic customers across new and existing verticals while deepening relationships with those we already serve.”

First Quarter 2026 Financial Highlights

•
Total revenue for the first quarter was $41.5 million, representing 238% growth, compared to the prior year period, beating quarterly consensus of $36.0 million.
•
Net loss of $17.1 million for the first quarter of 2026. This compares to net loss of $27.0 million for the first quarter of fiscal 2025.
•
Adjusted EBITDA was negative $11.5 million for the first quarter, beating guidance of negative $12.0 million and consensus estimates of negative $12.2 million. This compares to negative $18.6 million in the fourth quarter of 2025, a sequential improvement of $7.1 million.

“Results for the first quarter demonstrate consistent progress against the targets we have set for ourselves. Revenue and Adjusted EBITDA both came in above our guidance range and ahead of analyst consensus, which speaks to the operating leverage we are continuing to build into the business,” said Paul Seamon, CFO of Gloo. “We are also encouraged by the quality of our customer momentum, including larger, more strategic deals that validate our go-to-market approach. We remain focused on the path to Adjusted EBITDA profitability and believe the financial trajectory we are building supports that goal.”

Business Highlights

Customer Momentum

Gloo continues to close larger, strategic deals, including five new customers in the first quarter of 2026, each contributing over $1 million in annual contract value. These large strategic deals demonstrate growing momentum with universities, rescue missions and Bible translation organizations, as well as increased traction in the Catholic sector.

•
Partnered with the Assemblies of God to deploy Gloo 360 across their enterprise operations, modernizing legacy systems and creating the capacity to more effectively serve 3 million members across 13,000 churches in the U.S.
•
Partnered with Wesley Seminary at Indiana Wesleyan University, the largest private university in Indiana, to pioneer an AI-powered ministry lifecycle ecosystem—VIA Journeys—that connects ministry leaders with personalized resources and mentors across every stage of ministry. This initiative represents the early phase of a broader transformation in how Wesley Seminary and Indiana Wesleyan University equip students, faculty and the communities they are called to serve.

Advancing Leadership in Applied AI

By bringing the latest innovations in agentic AI, foundational models and services to customers, Gloo helps them drive better outcomes at lower cost, while creating what the company believes are highly durable revenue streams with strong margins.

•
The company’s partnership with Jessup University is ahead of schedule. Key to this initiative is their student success platform, which uses advanced AI to provide student success coaches, faculty, and parents with risk assessments,

1 Consensus source: FactSet

communication capabilities, and attendance visibility, helping Jessup strengthen its mission of student care and outcomes.
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Announced availability of Gloo AI Studio, a comprehensive set of AI tools and capabilities for developers in the faith and flourishing ecosystem. The release includes support for over 80 LLMs, a playground feature that allows developers to experience values-aligned guardrails, new safety capabilities and varied subscription options to pay for token usage.
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Announced it will hold the 2026 Gloo 4th annual AI Hackathon from October 6-8, 2026 in Boulder, Colorado. The 48-hour hackathon is expected to bring together more than 700 developers, engineers and mission-driven builders to create AI-powered solutions that advance human flourishing.

Strategic Acquisitions

Gloo's acquisition strategy is driving meaningful results for the business, with recent acquisitions of Westfall Group and Masterworks contributing to one of Gloo's best quarters ever. The positive momentum validates not only the value the Gloo portfolio delivers to customers, but the power of the flywheel the company is creating.

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Today, Gloo announced a definitive agreement to acquire the remaining 20% stake in Midwestern, bringing its ownership to 100% and positioning the business as a continued high growth opportunity through increased investment in their cost-effective global talent capabilities, alongside agentic AI. The transaction will also eliminate a call option tied to the minority stake and create a one time improvement by removing the associated $12.1 million liability from Gloo’s balance sheet.
•
In the first quarter of 2026, Gloo announced its acquisition of EMD, an established Workday Services Partner that provides consulting, implementation and support services to nonprofit, small and mid-market organizations. The acquisition, which closed in the second quarter of 2026, adds a broad set of AI-enabled Workday services and expertise to the Gloo platform, further strengthening the company’s portfolio of enterprise solutions.

Fiscal Year 2026 Outlook

Gloo expects second quarter revenue to be $44.0 million, which represents a 172% increase compared to the prior year period. For fiscal year 2026, Gloo is raising revenue guidance to $195.0 million. Adjusted EBITDA is expected to be negative $8.5 million for the second quarter of 2026, representing continued sequential improvement. The company continues to expect to approach Adjusted EBITDA breakeven in third quarter 2026, and remains confident in achieving Adjusted EBITDA profitability in fourth quarter 2026.

Gloo has not provided a reconciliation of its forward outlook for Adjusted EBITDA to its most directly comparable GAAP financial measure in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Gloo is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to interest expense and changes in fair value of certain financial instruments, as well as equity-based compensation and employee stock transactions and related tax effects.

Conference Call Information

Gloo will conduct a conference call with analysts and investors to discuss its first quarter 2026 financial results and current financial prospects today at 5 p.m. ET. Participants may access the conference call via webcast using the Gloo Webcast link. The webcast will be recorded and available for replay. The link and recording will also be available on the Investor Relations section of the Gloo website at investors.gloo.com.

About Gloo

Gloo (Nasdaq: GLOO) is a leading technology platform serving the faith and flourishing ecosystem. Gloo helps missional organizations amplify their impact by powering their technology and expanding their reach, so that people flourish and organizations thrive. The company’s values-aligned AI platform modernizes systems, workflows and data, while its marketing and donor solutions expand reach, awareness and long-term giving for mission-based organizations. Based in Boulder, Colorado, Gloo serves over 140,000 faith, ministry,and nonprofit leaders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our growth prospects, our ability to achieve Adjusted EBITDA profitability, the impact of AI on the faith and flourishing sector and on our business and growth prospects, market share gains, our acquisition strategy and business initiatives, customer relationships and contracts, and our outlook for the second quarter, third quarter and fiscal year 2026. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Annual Report on Form 10-K for the year ended January 31, 2026,, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026, and in the other documents we file with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, which we expect to file with the SEC following the date of this press release. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Gloo has provided in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively, and non-GAAP net loss per unit attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and members of Gloo Holdings, LLC, basic and diluted.

Gloo uses Adjusted EBITDA to evaluate its core operating performance, support planning and forecasting, and assess strategic opportunities. In addition, Gloo may use Adjusted EBITDA in its incentive compensation programs applicable to some of its employees. Accordingly, Gloo believes that Adjusted EBITDA may provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making.

Adjusted EBITDA is defined as net loss adjusted to exclude (1) interest expense, (2) income tax expense (benefit), (3) depreciation and amortization, (4) equity-based compensation, (5) impairment of goodwill, (6) loss (gain) from change in fair value of financial instruments, (7) restructuring costs, (8) transaction related bonuses, (9) loss on extinguishment of debt, (10) income (loss) from equity method investments, net, (11) interest income, (12) IPO related costs, and (13) one-time employee tax credit, that are not reflective of Gloo's core operating results.

Gloo also presents non-GAAP net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively, and non-GAAP net loss per unit attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and members of Gloo Holdings, LLC, because it believes that these measures may similarly provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making. Management also believes that these measures are commonly used by securities analysts, investors and other interested parties in the evaluation of the Company's performance.

Non-GAAP net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively, and non-GAAP net loss per unit attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and members of Gloo Holdings, LLC, are defined as net loss attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and members of Gloo Holdings, LLC and net loss per unit available to members of Gloo Holdings, LLC respectively, adjusted to exclude the impact of (1) loss (gain) from change in fair value of financial instruments, (2) loss on extinguishment of debt, (3) other non-routine items, such as IPO related costs, and (4) the income tax expense (benefit) impact of other adjustments, if any. Non-GAAP net loss per unit available to members of Gloo Holdings, LLC, basic and diluted, includes adjustments made to (U.S. GAAP) net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively. The Company has made these non-GAAP adjustments because it believes that these charges are not reflective of its core operating results.

The non-GAAP financial measures included in this press release are not measurements of financial performance under U.S. GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with U.S. GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-routine items. These non-GAAP measures have limitations as analytical tools, and investors should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under U.S. GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Investors are encouraged to review the most directly comparable GAAP measure and the Company's condensed consolidated financial statements and related notes included in Part II,

Item 8 of the Annual Report on Form 10-K for the year ended January 31, 2026, and in the unaudited condensed consolidated financial statements and related notes included in Part I, Item 1 of the Quarterly Report on Form 10-Q for the quarter ended April 30, 2026, which Gloo expects to file with the SEC following the date of this press release.

Contact: investor@gloo.us

Gloo Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

	April 30,	January 31,
	2026	2026
	(in thousands, except share and unit data)
ASSETS
Current assets:
Cash and cash equivalents	$32,974	$57,307
Restricted cash	256	255
Accounts receivable, net of allowance for credit losses of $77 and $75, respectively	10,128	10,697
Inventory, net	1,188	1,397
Contract assets	918	1,259
Prepaid expenses and other current assets	5,064	4,689
Total current assets	50,528	75,604
Property and equipment, net	4,779	4,166
Capitalized software, net	32,143	30,078
ROU operating lease asset	7,791	8,705
Long-term investments	100	100
Other non-current assets	372	370
Intangible assets, net	35,943	37,283
Goodwill	107,343	107,353
Total assets	$238,999	$263,659

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,812	$9,356
Accrued compensation	6,777	8,397
Accrued liabilities	6,082	6,414
Acquisition-related liabilities, current	2,105	2,056
Deferred revenue	13,408	14,581
Debt, current	17,847	5,812
Lease liabilities, current	1,903	1,925
Total current liabilities	53,934	48,541
Acquisition-related liabilities, non-current	649	1,346
Debt, non-current	15,975	29,485
Lease liabilities, non-current	6,193	7,076
Derivative liability	401	399
Deferred income taxes	3,448	4,353
MW Call Option	12,106	12,858
Other non-current liabilities	1,921	1,919
Total liabilities	94,627	105,977

Mezzanine Equity:
Redeemable NCI	3,666	3,559
Total mezzanine equity	3,666	3,559

Stockholders' Equity:
Class A, $0.001 par value, 5,000,000,000 shares authorized, and 11,405,352 issued and outstanding as of April 30, 2026 and January 31, 2026	11	11
Class B, $0.001 par value, 100,000,000 shares authorized, 69,465,772 issued and 69,166,937 outstanding as of April 30, 2026 and January 31, 2026	70	70
Treasury stock, at cost; 298,835 shares as of April 30, 2026 and January 31, 2026	(3,771)	(3,771)
Additional paid-in capital	182,372	178,619
Accumulated deficit	(56,943)	(40,119)
Accumulated other comprehensive income	352	364
Equity attributable to stockholders	122,091	135,174
Equity attributable to noncontrolling interests	18,615	18,949
Total stockholders' equity	140,706	154,123
Total liabilities, mezzanine equity, and stockholders' equity	$238,999	$263,659

Gloo Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended April 30,
	2026	2025
	(in thousands, except share, per share, unit, and per unit data)
Revenue:
Platform revenue	$24,112	$8,495
Platform solutions revenue	17,418	3,807
Total revenue	41,530	12,302
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	28,101	8,874
Product development	3,895	5,712
Sales and marketing	9,627	7,324
General and administrative	15,220	9,942
Depreciation and amortization	3,427	2,527
Total operating expenses	60,270	34,379
Operating loss	(18,740)	(22,077)
Other (income) expense:
Interest expense	977	2,752
Other income, net	(1,071)	(421)
(Gain) loss from change in fair value of financial instruments	(750)	3,190
Total other (income) expense, net	(844)	5,521
Net loss before income taxes	(17,896)	(27,598)
Income tax benefit (expense)	845	(33)
Income from equity method investments, net	—	673
Net loss	(17,051)	(26,958)
Less: net loss attributable to noncontrolling interests	(227)	(556)
Net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively	$(16,824)	$(26,402)

Net loss per share attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and units of members of Gloo Holdings, LLC, respectively	$(0.21)	$(3.87)
Weighted-average common shares (Class A and Class B) of Gloo Holdings, Inc. and units of Gloo Holdings, LLC used to compute net loss per share and unit, respectively, basic and diluted	80,769,952	8,217,025

Gloo Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended April 30,
	2026	2025
	(in thousands)
Operating activities:
Net loss	$(17,051)	$(26,958)
Adjustments to reconcile net loss attributable to common stockholders and members to net cash used in operating activities:
Equity-based compensation expense	3,749	2,183
Depreciation and amortization	3,427	2,527
Amortization of deferred financing costs	177	622
Provision for expected credit losses	347	46
Provision for inventory write-offs	(178)	—
Lease expense	675	403
Deferred income taxes	(905)	23
(Gain) loss from change in fair value of financial instruments	(750)	3,190
Income from equity method investments, net	—	(1,028)
Debt assumed through PIK interest	121	41
Loss on sale/disposal of PPE	2	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	222	(553)
Prepaid expenses and other current assets	354	147
Other non-current assets	(2)	(2,598)
Accounts payable	(3,539)	1,739
Accrued expenses and other current liabilities	(2,606)	(1,373)
Deferred revenue	(1,173)	583
Other non-current liabilities	30	(158)
Net cash used in operating activities	(17,100)	(21,164)
Investing activities:
Purchases of property and equipment	(925)	(305)
Capitalized internal-use software costs	(3,843)	(3,327)
Payment of contingent consideration	(706)	(2,646)
Net cash used in investing activities	(5,474)	(6,278)
Financing activities:
Payments on debt	(1,774)	(56,908)
Proceeds from debt	—	76,950
Proceeds from Series A Preferred Units issuance	—	190
Proceeds from exercise of common stock and common unit options	4	64
Net cash (used in) provided by financing activities	(1,770)	20,296
Effect of exchange rate changes on cash and cash equivalents	12	(271)
Net decrease in cash, cash equivalents and restricted cash	(24,332)	(7,417)
Cash, cash equivalents, and restricted cash
Beginning of period	57,562	13,844
End of period	$33,230	$6,427
Supplemental disclosures of cash flow information:
Cash paid for interest	$611	$1,269
Cash paid for taxes, net of refunds	—	—

Gloo Holdings, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited)

The following tables provide a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures for the periods presented:

	Three Months Ended April 30,
	2026	2025
	(in thousands)
Net loss attributable to common stockholders and members	$(16,824)	$(26,402)
Net loss attributable to noncontrolling interests	(227)	(556)
Net loss	(17,051)	(26,958)
Adjusted to exclude:
Interest expense	977	2,752
Income tax (benefit) expense	(845)	33
Depreciation and amortization	3,427	2,527
Equity-based compensation	3,749	2,183
(Gain) loss from change in fair value of financial instruments	(750)	3,190
Restructuring costs	74	—
Loss from equity method investments, net	—	(674)
Interest income	(368)	(61)
IPO related costs	—	502
One-time employee tax credit	(1,191)	—
Opening balance sheet adjustment subsequent to the measurement period	471	—
Adjusted EBITDA	$(11,507)	$(16,506)

	Three Months Ended April 30,
	2026	2025
	(in thousands, except share, per share, unit, and per unit data)
Net loss	$(17,051)	$(26,958)
Net loss attributable to noncontrolling interests	(227)	(556)
Net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively	(16,824)	(26,402)
Less: Undeclared cumulative dividends on Series A Preferred Units	—	5,412
Net loss available to common stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively, basic and diluted	(16,824)	(31,814)
Adjusted to exclude:
(Gain) loss from change in fair value of financial instruments	(750)	3,190
IPO related costs	—	502
Income tax impact (1)	158	—
Non-GAAP net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively	(17,416)	(28,122)
Weighted-average common shares (Class A and Class B) of Gloo Holdings, Inc. and units of Gloo Holdings, LLC used to compute net loss per unit, respectively, basic and diluted	80,769,952	8,217,025
Net loss per share attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and units of members of Gloo Holdings, LLC, respectively	$(0.21)	$(3.87)
Non-GAAP net loss per unit attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and units of members of Gloo Holdings, LLC, respectively	$(0.22)	$(3.42)

(1) The adjustments to net loss attributable to members of Gloo Holdings, LLC relate to accounting transactions that are exclusive to Gloo Holdings, LLC, a nontaxable entity, prior to the Corporate Reorganization. Subsequent to the Corporate Reorganization, Gloo Holdings, Inc. was subject to tax.